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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of InfoSpace.com, Inc.
Redmond, Washington

  We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69165) of our report dated February 24, 1999 on the consolidated financial statements of InfoSpace.com, Inc. and subsidiary and of our report dated July 27, 1998 on the financial statements of Outpost Network, Inc., appearing in the Annual Report on Form 10-K of InfoSpace.com, Inc. for the year ended December 31, 1998.

                                          /s/ Deloitte & Touche LLP

Seattle, Washington
March 29, 1999